Exhibit 99

1201 S. Second Street

Milwaukee, WI 53204

USA

Fax: 414.382.5560

News Release

Contact	John Bernaden	Rondi Rohr-Dralle
	Media Relations	Investor Relations
	Rockwell Automation	Rockwell Automation
	414.382.2555	414.382.8510

Rockwell Automation Reports Fourth Quarter and Full Year 2008 Results

•	Revenue growth of 8 percent in the quarter
•	Diluted EPS from continuing operations of $1.08, excluding special charges
•	Return on invested capital of 24 percent

MILWAUKEE (November 10, 2008) – Rockwell Automation, Inc. (NYSE: ROK) today reported fiscal 2008 fourth quarter revenue of $1,484.3 million, up 8 percent compared to $1,370.5 million in 2007. Foreign currency translation contributed 2 percentage points and acquisitions contributed 1 percentage point to the growth rate.

Fiscal 2008 fourth quarter income from continuing operations was $125.6 million or $0.87 per share. Income from continuing operations for the fourth quarter, excluding special charges of $46.7 million ($30.4 million after tax, or $0.21 per share), was $156.0 million or $1.08 per share. Earnings per share from continuing operations for the fourth quarter of 2007 were $1.07. Segment operating earnings were $269.1 million, down 2 percent compared to $275.2 million in 2007.

Fourth quarter 2008 free cash flow from continuing operations was $197.2 million. Return on invested capital for 2008 was 24.0 percent.

Full Year 2008

Sales for the full year were $5,697.8 million, up 14 percent compared to $5,003.9 million in fiscal 2007. Foreign currency translation contributed 5 percentage points and acquisitions contributed 3 percentage points to the growth rate. Full year 2008 income from continuing operations was $577.6 million or $3.90 per share. Income from continuing operations for the year, excluding special charges of $46.7 million ($30.4 million after tax, or $0.21 per share), was $608.0 million or $4.11 per share. Earnings per share from continuing operations excluding special charges for 2007 were $3.70. Segment operating earnings for fiscal 2008 were $1,025.2 million, up 4 percent compared to $984.7 million in 2007. Full year 2008 free cash flow from continuing operations was $458.3 million.

Free cash flow, income from continuing operations excluding special charges, and return on invested capital are non-GAAP measures that are defined in the attachments to this release under “Other Supplemental Information”.

Commenting on the results, Keith D. Nosbusch, chairman and chief executive officer, said, “Our strong performance in the quarter again demonstrated our ability to execute on our growth and performance strategy and capped another very good year. In 2008, we delivered 9 percent revenue growth excluding currency, increased EPS from continuing operations excluding special charges by 11 percent and maintained ROIC at 24 percent in a challenging environment. Our business in emerging markets accelerated and we reached our goal of generating 50 percent of revenues outside the U.S. We achieved greater penetration in process industries and strong growth in our solutions businesses, demonstrating the on-going diversification of our revenue base. These results are a credit to the focus and hard work of our employees and partners around the world.”

Following is a discussion of fourth quarter results for each of the segments.

Architecture & Software

Architecture & Software fourth quarter sales were $617.1 million, an increase of 8 percent compared to $569.5 million in the fourth quarter of 2007. Foreign currency translation and acquisitions each contributed 2 percentage points to the growth rate. Segment operating earnings were $141.6 million compared to $145.3 million in the fourth quarter of 2007. Architecture & Software segment operating margin was 22.9 percent in the fourth quarter of 2008 compared to 25.5 percent in 2007.

Control Products & Solutions

Control Products & Solutions fourth quarter sales were $867.2 million, an increase of 8 percent compared to sales of $801.0 million in the fourth quarter of 2007. Foreign currency translation contributed 2 percentage points to the growth rate. Segment operating earnings were $127.5 million compared to $129.9 million in the fourth quarter of 2007. Control Products & Solutions segment operating margin was 14.7 percent in the fourth quarter of 2008 compared to 16.2 percent in 2007.

General Corporate – Net

Fourth quarter general corporate net expense was $24.5 million compared to $22.2 million in the fourth quarter of 2007. General corporate net expense for the full year was $77.2 million compared to $72.8 million in 2007.

Income Taxes

The effective tax rate for the fourth quarter of 2008 was 28.9 percent (30.2 percent excluding the impact of special charges) compared to 29.2 percent in 2007. The effective tax rate for the full year was 28.6 percent (28.9 percent excluding the impact of special charges) compared to 27.8 percent in 2007.

Share Repurchase

During the quarter, the Company repurchased 2.5 million shares at a cost of $103.5 million. The Company had $671.2 million available at September 30, 2008 under its existing $1.0 billion share repurchase authorization.

Fiscal 2009 Outlook

A conference call to discuss our fiscal 2008 financial results and outlook for fiscal 2009 will take place at 8:30 A.M. Eastern Time on November 11. The call and related financial charts will be webcast and accessible via the Rockwell Automation website (www.rockwellautomation.com).

This news release contains statements (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “expect”, “project”, “plan”, “anticipate”, “will”, “intend” and other similar expressions may identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to:

•

economic and political changes in global markets where we compete, such as currency exchange rates, inflation rates, interest rates, recession, policies of foreign governments and other external factors we cannot control, and U.S. and local laws affecting our activities abroad and compliance therewith;

•	successful development of advanced technologies and demand for and market acceptance of new and existing products;

•	general global and regional economic, business or industry conditions, including levels of capital spending in industrial markets;
•	the availability, effectiveness and security of our information technology systems;
•	competitive product and pricing pressures;
•	disruption of our operations due to natural disasters, acts of war, strikes, terrorism, or other causes;
•	intellectual property infringement claims by others and the ability to protect our intellectual property;
•	our ability to successfully address claims by taxing authorities in the various jurisdictions where we do business;
•	our ability to attract and retain qualified personnel;
•	the uncertainties of litigation;
•	disruption of our North American distribution channel;
•	the availability and price of components and materials;
•	successful execution of our cost productivity, restructuring and globalization initiatives;
•	our ability to execute strategic actions, including acquisitions and integration of acquired businesses; and
•	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

These forward-looking statements reflect our beliefs as of the date of filing this release. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information solutions that help manufacturers achieve a competitive advantage for their businesses. The company brings together leading global brands in industrial automation that include Allen-Bradley® controls and services and Rockwell Software® factory management software. Headquartered in Milwaukee, Wisc., the company employs about 21,000 people serving customers in more than 80 countries.

ROCKWELL AUTOMATION, INC.

SALES AND EARNINGS INFORMATION

(in millions, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2008	2007	2008	2007
Sales
Architecture & Software	$617.1	$569.5	$2,419.7	$2,221.3
Control Products & Solutions	867.2	801.0	3,278.1	2,782.6

Total sales	$1,484.3	$1,370.5	$5,697.8	$5,003.9

Segment Operating Earnings
Architecture & Software	$141.6	$145.3	$584.7	$587.7
Control Products & Solutions	127.5	129.9	440.5	397.0

Total segment operating earnings	269.1	275.2	1,025.2	984.7

Purchase accounting depreciation and amortization	(5.1)	(6.9)	(24.2)	(16.4)
General corporate - net	(24.5)	(22.2)	(77.2)	(72.8)
Interest expense	(16.1)	(14.9)	(68.2)	(63.4)
Special charges	(46.7)	—	(46.7)	(43.5)

Income from continuing operations before income taxes	176.7	231.2	808.9	788.6
Income tax provision	(51.1)	(67.4)	(231.3)	(219.3)

Income from continuing operations	125.6	163.8	577.6	569.3
Income from discontinued operations	—	1.4	—	918.5

Net income	$125.6	$165.2	$577.6	$1,487.8

Diluted Earnings Per Share
Continuing operations	$0.87	$1.07	$3.90	$3.53
Discontinued operations	—	0.01	—	5.70

Net income	$0.87	$1.08	$3.90	$9.23

Average Diluted Shares	145.1	153.2	148.2	161.2

ROCKWELL AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2008	2007	2008	2007
Sales	$1,484.3	$1,370.5	$5,697.8	$5,003.9
Cost of sales (1)	(896.0)	(796.4)	(3,357.1)	(2,906.6)

Gross profit	588.3	574.1	2,340.7	2,097.3

Selling, general and administrative expenses (1)	(397.6)	(340.2)	(1,482.1)	(1,278.6)
Other income	2.1	12.2	18.5	33.3
Interest expense	(16.1)	(14.9)	(68.2)	(63.4)

Income from continuing operations before income taxes	176.7	231.2	808.9	788.6
Income tax provision	(51.1)	(67.4)	(231.3)	(219.3)

Income from continuing operations	125.6	163.8	577.6	569.3

Income from discontinued operations	—	1.4	—	918.5

Net income	$125.6	$165.2	$577.6	$1,487.8

(1)	In the fourth quarter of 2008 and in the second quarter of 2007, the Company recorded special charges of $2.1 million and $21.8 million in Cost of sales and $44.6 million and $21.7 million in Selling, general, and administrative expenses, respectively.

ROCKWELL AUTOMATION, INC.

CONDENSED BALANCE SHEET INFORMATION

(in millions)

	September 30, 2008	September 30, 2007
Assets
Cash and cash equivalents	$582.2	$624.2
Receivables	959.9	927.7
Inventories	575.5	504.7
Property, net	553.8	510.3
Goodwill and intangibles	1,165.8	1,101.9
Other assets	756.4	877.0

Total	$4,593.6	$4,545.8

Liabilities and Shareowners’ Equity
Short-term debt	$100.1	$521.4
Accounts payable	437.3	498.5
Long-term debt	904.4	405.7
Other liabilities	1,463.0	1,377.4
Shareowners’ equity	1,688.8	1,742.8

Total	$4,593.6	$4,545.8

ROCKWELL AUTOMATION, INC.

CONDENSED CASH FLOW INFORMATION

(in millions)

	Twelve Months Ended September 30,
	2008	2007
Continuing Operations:

Operating Activities:
Income from continuing operations	$577.6	$569.3
Depreciation and amortization	136.5	117.9
Retirement benefits expense	44.0	59.3
Pension trust contributions	(39.2)	(49.1)
Receivables/inventories/payables	(141.2)	(94.4)
Tax payments related to the gain on divestiture of Power Systems	(7.9)	(190.0)
Other	27.0	31.9

Cash provided by operating activities	596.8	444.9

Investing Activities:
Capital expenditures	(151.0)	(131.0)
Acquisition of businesses, net of cash acquired	(110.8)	(249.5)
Proceeds from sale of property, business and investment	7.7	1,750.5
Proceeds from sales of available for sale securities	36.3	32.1
Other investing activities	(2.9)	(3.2)

Cash (used for) provided by investing activities	(220.7)	1,398.9

Financing Activities:
Net issuance (repayment) of debt	69.1	(60.7)
Cash dividends	(170.2)	(184.7)
Purchases of treasury stock	(359.1)	(1,519.3)
Proceeds from the exercise of stock options	13.2	64.9
Excess income tax benefit from the exercise of stock options	4.6	27.1
Other financing activities	(0.4)	(0.4)

Cash used for financing activities	(442.8)	(1,673.1)

Effect of exchange rate changes on cash	30.7	38.8

Cash (used for) provided by continuing operations	(36.0)	209.5

Discontinued Operations:
Cash (used for) provided by discontinued operations	(6.0)	6.6

(Decrease) increase in cash and cash equivalents	$(42.0)	$216.1

ROCKWELL AUTOMATION, INC.

OTHER SUPPLEMENTAL INFORMATION

(in millions)

Free Cash Flow

Our definition of free cash flow, which is a non-GAAP financial measure, takes into consideration capital investments required to maintain the operations of our businesses and execute our strategy. We account for share-based compensation under SFAS 123(R), which requires us to report the excess income tax benefit from the exercise of stock options as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows.

In our opinion, free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one measure to monitor and evaluate performance. Our definition of free cash flow may be different from definitions used by other companies.

Our definition of free cash flow excludes the operating cash flows and capital expenditures related to our discontinued operations. Operating, investing and financing cash flows of our discontinued operations are presented separately in our statement of cash flows. Cash flows from the operating activities of our discontinued operations are reported in our statement of cash flows net of their separately calculated income tax effects. U.S. federal and state income taxes paid as a result of the gain on sale of the principal business of our former Power Systems operating segment have been classified within continuing operations consistent with the cash proceeds. These taxes paid in the third and fourth quarters of fiscal 2007 and the second, third and fourth quarters of fiscal 2008 have been excluded from free cash flow to present free cash flow that is representative of the performance of our continuing businesses.

The following table summarizes free cash flow by quarter:

	Quarter Ended
	Dec. 31, 2006	March 31, 2007	June 30, 2007	Sept. 30, 2007	Dec. 31, 2007	March 31, 2008	June 30, 2008	Sept. 30, 2008
Cash provided by continuing operating activities	$98.2	$108.2	$57.8	$180.7	$101.5	$58.6	$192.2	$244.5
Capital expenditures of continuing operations	(29.2)	(24.0)	(28.9)	(48.9)	(26.3)	(33.5)	(43.0)	(48.2)
Tax payments related to the gain on divestiture of Power Systems	—	—	142.2	47.8	—	6.1	1.6	0.2
Excess income tax benefit from the exercise of stock options	4.7	4.3	12.4	5.7	2.9	0.6	0.4	0.7

Free cash flow	$73.7	$88.5	$183.5	$185.3	$78.1	$31.8	$151.2	$197.2

Organic Sales

Our press release contains information regarding organic sales, which we define as sales excluding the effects of changes in currency exchange rates and acquisitions. Management believes this non-GAAP measure provides useful information to investors because it reflects regional performance from our activities without the effect of changes in currency exchange rates or acquisitions made during the period. Management uses organic sales as one measure to monitor and evaluate our regional performance. We determine the effect of changes in currency exchange rates by translating the respective period’s sales using the currency exchange rates that were in effect during the prior year. When we acquire businesses, we exclude sales in the current year for which there are no comparable sales in the prior period. Organic sales growth is calculated by comparing organic sales to reported sales in the prior year. Sales are attributed to the geographic regions based on the country of destination.

The following is a reconciliation of reported sales to organic sales for the three and twelve months ended September 30, 2008 compared to sales for the three and twelve months ended September 30, 2007:

	Three Months Ended September 30,
	2008					2007
	Sales	Effect of Changes in Currency	Sales Excluding Changes in Currency	Effect of Acquisitions	Organic Sales	Sales
United States	$730.7	$(0.2)	$730.5	$(5.4)	$725.1	$709.9
Canada	99.8	(0.3)	99.5	—	99.5	96.4
Europe, Middle East, Africa	338.2	(21.6)	316.6	(3.1)	313.5	292.2
Asia-Pacific	198.8	(1.7)	197.1	(0.4)	196.7	168.1
Latin America	116.8	(9.6)	107.2	—	107.2	103.9

Total	$1,484.3	$(33.4)	$1,450.9	$(8.9)	$1,442.0	$1,370.5

	Twelve Months Ended September 30,
	2008					2007
	Sales	Effect of Changes in Currency	Sales Excluding Changes in Currency	Effect of Acquisitions	Organic Sales	Sales
United States	$2,850.8	$(7.8)	$2,843.0	$(44.3)	$2,798.7	$2,687.0
Canada	396.4	(35.3)	361.1	(2.9)	358.2	341.1
Europe, Middle East, Africa	1,319.0	(127.9)	1,191.1	(87.9)	1,103.2	1,054.2
Asia-Pacific	717.2	(32.2)	685.0	(9.8)	675.2	588.8
Latin America	414.4	(33.9)	380.5	—	380.5	332.8

Total	$5,697.8	$(237.1)	$5,460.7	$(144.9)	$5,315.8	$5,003.9

The following table reconciles reported sales to organic sales for our operating segments for the three and twelve months ended September 30, 2008 compared to sales for the three and twelve months ended September 30, 2007:

	Three Months Ended September 30,
	2008					2007
	Sales	Effect of Changes in Currency	Sales Excluding Changes in Currency	Effect of Acquisitions	Organic Sales	Sales
Architecture & Software	$617.1	$(14.0)	$603.1	$(8.9)	$594.2	$569.5
Control Products & Solutions	867.2	$(19.4)	$847.8	—	847.8	801.0

Total	$1,484.3	$(33.4)	$1,450.9	$(8.9)	$1,442.0	$1,370.5

	Twelve Months Ended September 30,
	2008					2007
	Sales	Effect of Changes in Currency	Sales Excluding Changes in Currency	Effect of Acquisitions	Organic Sales	Sales
Architecture & Software	$2,419.7	$(105.0)	$2,314.7	$(29.0)	$2,285.7	$2,221.3
Control Products & Solutions	3,278.1	(132.1)	3,146.0	(115.9)	3,030.1	2,782.6

Total	$5,697.8	$(237.1)	$5,460.7	$(144.9)	$5,315.8	$5,003.9

ROCKWELL AUTOMATION, INC.

OTHER SUPPLEMENTAL INFORMATION

(in millions, except per share amounts)

Income from Continuing Operations Excluding Special Charges

Our press release contains financial information and earnings guidance regarding income from continuing operations excluding special charges, which is a non-GAAP financial measure. Management believes this provides useful information to investors because it reflects the operating performance of the continuing business excluding special charges. Management uses income from continuing operations excluding special charges as a measure of company performance.

Income from Continuing Operations Excluding Special Charges is calculated as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2008	2007	2008	2007
Income from continuing operations	$125.6	$163.8	$577.6	$569.3
Special charges, net of tax	30.4	—	30.4	27.7

Income from continuing operations excluding special charges	$156.0	$163.8	$608.0	$597.0

Diluted Earnings Per Share
Income from continuing operations	0.87	$1.07	3.90	$3.53
Special charges	0.21	—	0.21	0.17

Income from continuing operations excluding special charges	$1.08	$1.07	$4.11	$3.70

Average diluted shares	145.1	153.2	148.2	161.2

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

We define EBITDA as income from continuing operations before interest expense, income taxes, depreciation and amortization, which is a non-GAAP financial measure. Below are the components of EBITDA and a reconciliation of EBITDA to income from continuing operations. Interest expense, provision for income taxes, and depreciation and amortization are incorporated into the EBITDA calculation as they each are reported in the GAAP financial statements. Management believes that EBITDA provides useful information to investors about our operating performance. EBITDA is not a substitute for net income as determined in accordance with generally accepted accounting principles nor is it a complete measure of an entity’s profitability because it does not include costs and expenses for depreciation, amortization, interest and income taxes. Our definition of EBITDA may be different from definitions used by other companies.

EBITDA is calculated as follows:

Twelve Months Ended September 30, 2008
Income from continuing operations	$577.6
Interest expense	68.2
Provision for income taxes	231.3
Depreciation and amortization	136.5

EBITDA	$1,013.6

ROCKWELL AUTOMATION, INC.

OTHER SUPPLEMENTAL INFORMATION

(in millions)

Return On Invested Capital

Our press release contains information regarding Return On Invested Capital (ROIC), which is a non-GAAP financial measure. Management believes that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in its operations. Management uses ROIC as one measure to monitor and evaluate the performance of the company. Our measure of ROIC is likely to differ from that used by other companies. We define ROIC as the percentage resulting from the following calculation:

(a) Income from continuing operations and income from Power Systems discontinued operating activities, before non-operating gains or losses, special charges, interest expense, income tax provision, and purchase accounting depreciation and amortization, divided by;

(b) average invested capital for the year, calculated as a five quarter rolling average using the sum of short-term debt, long-term debt, shareowners’ equity, cumulative impairments of goodwill and intangibles required under SFAS No. 142, and accumulated amortization of goodwill and other intangible assets, minus cash and cash equivalents, multiplied by;

(c) one minus the effective tax rate for the period.

ROIC is calculated as follows:

	Twelve Months Ended September 30,
	2008	2007
(a) Return

Income from continuing operations	$577.6	$569.3
Income from Power Systems discontinued operating activities	—	42.3
Interest expense (1)	68.2	63.8
Income tax provision (1)	231.3	246.6
Purchase accounting depreciation and amortization (1)	24.2	16.9
Special charges	46.7	43.5
Gain on sale of investment	—	—

Return	948.0	982.4

(b) Average Invested Capital
Short-term debt	325.1	404.0
Long-term debt	804.5	544.3
Shareowners’ equity	1,798.5	1,959.9
Impairments of goodwill and intangibles	—	43.2
Accumulated amortization of goodwill and intangibles	619.0	632.5
Cash and cash equivalents	(728.0)	(678.8)

Average invested capital	2,819.1	2,905.1

(c) Effective Tax Rate
Income tax provision (1)	231.3	246.6
Income from continuing operations and discontinued operating activities before income taxes	$808.9	$858.2

Effective tax rate	28.6%	28.7%

(a) / (b) * (1-c) Return On Invested Capital	24.0%	24.1%

(1)	Includes amounts related to both continuing and discontinued operations.